Exhibit 99.1

Manitex International, Inc. Announces Amendments to Credit Facilities and

$15M in New Debt Issuance

Proceeds to Provide Funding for the Acquisition of the PM Group

BRIDGEVIEW, Il., January 9, 2015 – Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized material and container handling equipment, today announced that it has completed the issuance of $15 million in new subordinated convertible notes with institutional investors and has also entered into an amended and restated credit agreement with its current banking group.

The 6-year subordinated notes will carry a 6.50% per annum coupon, and will be convertible, at the holder’s option, into Company common stock, based on an initial conversion price of $15.00 per share, subject to customary adjustments. MI Convert Holdings LLC (which is owned by investments funds constituting part of the Perella Weinberg Partners Asset Based Value Strategy) and Invemed Associates LLC participated in the offering.

The New Credit Agreement, which replaces its current Credit Agreement and provides the Company with a $71 million credit facility, is composed of a $57 million Senior Secured Revolving Credit Facility and a $14 million Secured Term Loan, each maturing on August 19, 2018.

The proceeds from these credit facilities are being used to finance working capital, for general corporate purposes of the Company and its subsidiaries, and to fund a portion of the purchase price to be paid in connection with the Company’s previously announced acquisition of the PM Group s.p.a.

The company expects to complete the closing of its acquisition of PM Group, s.p.a, on or about January 15, 2015.

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Manitex International, Inc.

Manitex International, Inc. designs, manufactures and markets a portfolio of highly engineered and customizable lifting, material and container handling equipment, and other specialized equipment serving niche end-markets. We have accumulated nearly a dozen brands since going public in 2006 and operate internationally through eight subsidiaries with design and manufacturing facilities in the USA, Canada and Italy.

ASV, our Joint Venture with Terex Corp, manufactures and sells a line of high quality compact track and skid steer loaders, with its manufacturing facilities in Grand Rapids, Minnesota.

Company Contact:

Manitex International, Inc.	Darrow Associates, Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 510-8768
djlangevin@manitexinternational.com	pseltzberg@darrowir.com